UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

Phathom Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Joinder and Waiver Agreement to Revenue Interest Financing Agreement

On October 31, 2022, Phathom Pharmaceuticals, Inc. (the “Company”) entered into a Joinder and Waiver Agreement with (a) entities managed or advised by NovaQuest Capital Management (“NQ”), Sagard Holdings Manager LP (“Sagard”), and Hercules Capital, Inc. (“Hercules,” together with NQ and Sagard, the “Initial Investors”), (b) CO Finance LVS XXXVII LLC (the “Additional Investor”), (c) Hercules Capital, Inc. in its capacity as administrative agent and collateral agent for itself and the lenders under that certain Loan and Security Agreement, dated as of September 17, 2021, and the other entities set forth on the signature pages thereto (the “Joinder and Waiver Agreement”) in respect of the Revenue Interest Financing Agreement, entered into on May 3, 2022 (the “Revenue Interest Financing Agreement”). As previously disclosed, under the terms of the Revenue Interest Financing Agreement, (i) at any time prior to December 31, 2022, the Company has the right to obtain a written commitment from a third party for up to $15,000,000 in additional funding upon FDA approval of vonoprazan for erosive esophagitis (“Approval Additional Funding”), (ii) the Company has the right at any time prior to June 30, 2024 to obtain a written commitment from a third party for up to $25,000,000 in additional funding for achievement of a sales milestone (“Milestone Additional Funding”, and, together with the Approval Additional Funding, the “Additional Investor Funding”), and (iii) the Initial Investors have a right of first offer if the Company seeks to obtain such additional fundings. Under the terms of the Joinder and Waiver Agreement, the Initial Investors waived their rights of first offer regarding the Additional Investor Funding and the Additional Investor joined the Revenue Interest Financing Agreement to extend commitments for the Additional Investor Funding.

The foregoing description of the Joinder and Waiver Agreement is a summary, is not complete, and is qualified in its entirety by the full text of the Joinder and Waiver Agreement, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 1, 2022, the Company issued a press release announcing the Joinder and Waiver Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including the exhibits hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the limitations of that section. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: November 1, 2022	By:	/s/ Larry Miller
Larry Miller
General Counsel and Secretary